EXHIBIT 21.01
                                              -------------

                                              Place of Incorporation
                                              ----------------------
Accent Cay Holdings Inc.                             British Virgin Island
Adirondack Insurance Company                         Vermont
Altair Gases and Equipment, Inc.                     Delaware
Amko Service Company                                 Ohio
Arabian CBI Tank Manufacturing Co. Ltd.              Saudi Arabia
Arfin, S.A.                                          Argentina
Agro-Forest, S.A.                                    Chile
Asian Surface Technologies Pte. Ltd.                 Singapore
Carbonatos Andinos S.A.                              Argentina
Carborio Industria E. Comercio, Lta.                 Brazil
Catalana de Gases Medicinales S.L.                   Spain
CBI Company Ltd.                                     Delaware
CBI Constructors Limited                             United Kingdom
CBI Constructors Pty. Ltd.                           Australia
CBI Constructors Pty. Ltd. (PNG)                     New Guinea
CBI Constructors S.A. (PTY.) Ltd.                    South Africa
CBI Eastern Anstalt                                  Liechtenstein
CBI Holdings U.K. Limited                            United Kingdom
CBI Investments, Inc.                                Delaware
CBI (Malaisia) Sdn. Bhd.                             Malaysia
CBI Na-Con, Inc.                                     Texas
CBI Overseas, Inc.                                   Delaware
CBI (Philippines) Inc.                               Philippines
CBI Services, Inc.                                   Delaware
CBI Venezolana, S.A.                                 Venezuela
Chameleon Finance Company B.V.                       The Netherlands
Chi Bridge Holdings, Inc.                            Delaware
Chicago Bridge & Iron Company                        Delaware
Chicago Bridge & Iron Company (1)                    Illinois
Chicago Bridge & Iron Company N.V.                   The Netherlands
CILBRAS - Empresa Brasileira de Cilindros Ltda.      Brazil
Coatec Gesellschaft Fur Oberflachentechnik GmbH      Germany
Companhia Nacional de Calcareos e Derivados - CONCAL Brazil
Companhia Nacional de Carbureto                      Brazil
Companhia Nacional de Oxigenio S.A.                  Portugal
Cooperheat, Inc.                                     New Jersey
Corfinar S.A.                                        Argentina
Cryo Teruel S.A.                                     Portugal
Cumnock Properties, Inc.                             Delaware
Derivados Quimicos Naturales S.A. De c.v.            Mexico
Distribudora Mexicana de Criogenicos S.A. de C.V.    Mexico

(1) In addition, Chicago Bridge & Iron Company has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations. None of these other multiple consolidated subsidiaries constitutes a significant subsidiary.


                                              EXHIBIT 21.01
                                                (cont'd.)

                                              Place of Incorporation
                                              ----------------------
Empresa De Mineracao Marium Ltda.                    Brazil
Ershigs, Inc.                                        Washington
Euro Cantley S.A.                                    Colombia
Euro Silver S/A                                      Uruguay
Euro Vitoria S/A                                     Uruguay
Fabrica de Oxigeno Miller Hermanos, S.A.             Costa Rica
Fairmac Realty Corp.                                 Delaware
Fibre Making Processes, Inc.                         Illinois
Frios Industrias Argentinas S.A.                     Argentina
Gas Carbonico S.A. de C.V.                           Mexico
Gases de Ensenada S/A                                Argentina
Gases International, Inc.                            Delaware
Gases Tachira, C.A.                                  Venezuela
GASOX - Goias Oxigenio Ltda.                         Brazil
Gisapar Participacoes e Empreendimentos Ltda.        Brazil
Groupo Praxair S.A. de C.V.                          Mexico
Hielo Secco Bolivia                                  Bolivia
Horton CBI Limited                                   Canada
Horton Services, Inc.                                Canada
Ibis Investments, Inc.                               Delaware
IMOX Industria E Comercio Ltda.                      Brazil
Industrial Gases, Inc.                               Delaware
Innovative Membrane Systems, Inc.                    Delaware
Intercorp Mexico S.A. de C.V.                        Mexico
International Cryogenic Equipment Corporation        Delaware
Jacksonville Welding Supply, Inc.                    Florida
Julio Pastafiglia & Cia. S.A.                        Argentina
Kelvin Finance Company                               Ireland
L C Industries, Inc.                                 Delaware
Liquid Carbonic Company, Ltd.                        United Kingdom
Liquid Carbonic Argentina S.A.I.C.                   Argentina
Liquid Carbonic Corporation                          Delaware
Liquid Carbonic de Chile, S.A.                       Chile
Liquid Carbonic Del Norte, S.A.                      Mexico
Liquid Carbonic Del Paraguay S.A.                    Paraguay
Liquid Carbonic do Ceara Ltd.                        Brazil
Liquid Carbonic Do Nordeste, S.A.                    Brazil
Liquid Carbonic Industries Corporation               Delaware
Liquid Carboinc Industrias S.A.                      Brazil
Liquid Carbonic LNG International, Inc.              Delaware
Liquid Carbonic Noroeste Ltda.                       Brazil
Liquid Carbonic of Oklahoma, Inc.                    Oklahoma
Liquid Carbonico Colombiana S.A.                     Colombia
Liquid Carbonico Pucallpa                            Peru
Liquidgas S.A.                                       Colombia
Liquid Natural Gas de Mexico S.A. de C.V.            Mexico
Liquid Quimica Mexicana, S.A.	de C.V.                Mexico
Liquid Quimica S.A.                                  Brazil


                                              EXHIBIT 21.01
                                                (cont'd.)

                                              Place of Incorporation
                                              ----------------------
Maxima Air Separation Center Limited                 Israel
Med-O-Gen Inc.                                       Canada
Medigas Iberica S.A.                                 Spain
Miller Hermanos S.A.                                 Costa Rica
Mineracao Mira Serra Ltda                            Brazil
Minerosul Industria e Comercio Ltda.                 Brazil
Monte Bravo S.A.                                     Uruguay
MQS Inspection, Inc.                                 Delaware
Nitropet, S.A.                                       Mexico
Oak Brook International Insurance Co. Ltd.           Bermuda
Operadora Perinorte, S.A. de C.V.                    Mexico
Organoquimica, S.A.                                  Colombia
Oxiacet Ltda.                                        Colombia
Oxiazuay Ltda.                                       Ecuador
Oxiambato Ltda.                                      Ecuador
Oxigenos de Colombia Efese S.A.                      Colombia
Oxigenus S.A.                                        Spain
Oximesa S.A.                                         Spain
Oximinas Ltda.                                       Brazil
P. T. Praxair Indonesia                              Indonesia
Praxair Asia, Inc.                                   Delaware
Praxair Argentina, S.A.                              Argentina
Praxair Australia Pty. Ltd.                          Australia
Praxair B.V.                                         The Netherlands
Praxair BCEEP Carbon Dioxide, Inc.                   China
Praxair Belize, Ltd.                                 Belize
Praxair Bolivia, S.A.                                Bolivia
Praxair Canada Inc.                                  Canada
Praxair Comercio e Participacos Ltda.                Brazil
Praxair Costa Rica, S.A.                             Costa Rica
Praxair Deer Park Cogen, Inc.                        Delaware
Praxair Distribution, Inc.                           Delaware
Praxair Energy Resources, Inc.                       Delaware
Praxair Energy Services, Inc.                        Delaware
Praxair Espana, S.A.                                 Spain
Praxair Foreign Sales Corporation                    Virgin Islands
Praxair G.m.b.H.                                     Germany
Praxair Gmbh & Co., KG                               Germany
Praxair Holding N.V.                                 Belgium
Praxair Hydrogen Supply, Inc.                        Delaware
Praxair Iberica, S.A.                                Spain
Praxair India Private Limited                        India
Praxair Iwatani Electronics Gases Co.                Japan
Praxair K.K.                                         Japan
Praxair Korea Company Limited                        Republic South Korea
Praxair Mexico, S.A. de C.V.                         Mexico
Praxair N.V.                                         Belgium


                                              EXHIBIT 21.01
                                                (cont'd.)

                                              Place of Incorporation
                                             -----------------------
Praxair Pacific Limited                              Mauritius
Praxair Polska, SP. Z O.O                            Poland
Praxair Paraguay S.R.L.                              Paraguay
Praxair Peru S.A.                                    Peru
Praxair Produccion, S.A.                             Spain
Praxair Production N.V.                              Belgium
Praxair Products Inc.                                Canada
Praxair Puerto Rico, Inc.                            Delaware
Praxair (Shanghai) Co., Ltd.                         China
Praxair S.A.                                         Argentina
Praxair S.A.                                         France
Praxair S.p.A.                                       Italy
Praxair S. T. Technology, Inc.                       Delaware
Praxair Services et Systemes S.A.                    France
Praxair Services G.m.b.H.                            Germany
Praxair Shanghai Meishan Inc.                        China
Praxair Surface Technologies A/S                     Denmark
Praxair Surface Technologies (Europe) S.A.           Switzerland
Praxair Surface Technologies G.m.b.H.                Germany
Praxair Surface Technologies, Inc.                   Delaware
Praxair Surface Technologies K.K.                    Japan
Praxair Surface Technologies Limited                 United Kingdom
Praxair Surface Technologies Pte. Ltd.               Singapore
Praxair Surface Technologies S.A.                    France
Praxair Surface Technologies S.p.A.                  Italy
Praxair Technology, Inc.                             Delaware
Praxair (Thailand) Company, Ltd.                     Thailand
Praxair Uruguay S/A                                  Uruguay
Praxair Venezuela, S.A.                              Venezuela
Precigas Gases Industriais S.A.                      Brazil
Products Especiales Quimicos, S.A.                   Mexico
Pulver do Nordeste Ltda.                             Brazil
Pyromet Group, Inc.                                  Indiana
Pyromet Corporation                                  Oklahoma
Pyromet Enterprises, Inc.                            Ohio
Pyromet, Inc.                                        California
Quimica Industrial Bara Do Pirai S.A.                Brazil
Rapidox Gases Industriais Ltda.                      Brazil
Rivoira S.p.A.                                       Italy
S.A. Juan B. Pezza Limitada                          Argentina
S. A. White Martins                                  Brazil
Servicios Ejecutivos Linde, S.A. de C.V.             Mexico
Specialty International Chemicals, Inc.              Delaware
Tetimpar Empreedimentos e Participacoes S.A.         Brazil
Tianjin Praxair Inc.                                 China
Transportes Flamingo S/A                             Peru
UCISCO Canada Inc.                                   Canada
UCISCO, Inc.                                         Texas
Unigases Comercial Ltda.                             Brazil
Wall Chemicals, Inc.                                 Illinois
Westair Cryogenics Company                           Delaware
White Martins Administracao, Investimentos e
  Fomento Comercial Ltda.                            Brazil
White Martins de Columbia S.A.                       Colombia
White Martins e Companhia Comercio e Servicos        Brazil
White Martins Gases Industriais do Nordeste S.A.     Brazil
White Martins Gases Industriais do Norte S.A.        Brazil
White Martins Gases Industriais S.A.                 Brazil
White Martins Soldagem Ltda.                         Brazil